Exhibit 5(ii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                              THE STARBURST FUNDS

INVESTMENT MANAGEMENT CONTRACT

    This Contract is made this 1st of December, 1993, between Compass Bank, an Alabama state member bank having its principal place of business in Birmingham, Alabama (the "Manager"), and The Starburst Funds, a Massachusetts business trust having its principal place of business in Pittsburgh, Pennsylvania (the "Trust").

    WHEREAS the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940 (the "40 Act") and is registered as such with the Securities and Exchange Commission; and

    WHEREAS Manager is engaged in the business of rendering investment management services.

    NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. The Trust hereby appoints Manager as Investment Manager for each of the portfolios ("Funds") of the Trust which executes an exhibit to this Contract, and Manager accepts the appointments. Subject to the direction of the Trustees of the Trust, Manager shall have overall responsibility for the management of each of the Funds' portfolios, and shall be responsible for the selection (subject to approval by the Trustees), supervision, and evaluation of investment advisers ("Advisers") for each of the Funds, including recommending to the Trustees of the Trust whether an Adviser's Contract should be renewed or terminated. Subject to the direction of the Trustees of the Trust, Manager, through the Advisers, shall provide investment research and supervision of the investments of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets. Apart from the foregoing, Manager shall have no responsibility for conducting, in whole or in part, the operation of the Trust or the Funds, or for the establishment or registration of the Trust or the Funds or any shares thereof.

    2. Manager, in its supervision of the investments of each of the Funds, will be guided by each of the Funds' investment objectives and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission.

    3. Each Fund shall pay or cause to be paid all of its own expenses and its allocable share of Trust expenses, including, without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for management services, investment advisory services and administrative personnel and services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the '40 Act and any amendments thereto; expenses of registering and qualifying the Trust, the Funds, and shares ("Shares") of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and
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governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. Each Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

    4. Each of the Funds shall pay to Manager, for all services rendered to each Fund by Manager hereunder, the fees set forth in the exhibits attached hereto.

    5. The net asset value of each Fund's Shares as used herein will be calculated to the nearest 1/10th of one cent.

    6. The Manager may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such expense limitations (including, inter alia, limitations resulting from federal or state securities laws, rules and regulations) as the Manager may, by notice to the Fund, voluntarily declare to be effective.

    7. This Contract shall begin for each Fund as of the date of execution by the Manager and the Trust of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this Contract) for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and
                                      -3-


all of the other terms and conditions hereof, if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party (other than as Trustees of the Trust), cast in person at a meeting called for that purpose; and (b) Manager shall not have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Trustees as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above and termination as provided herein.

    8. Notwithstanding any provision in this Contract, this Contract may be terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty (60) days' written notice to Manager.

    9. This Contract may not be assigned by Manager and shall automatically terminate in the event of any assignment. Manager may employ or contract with such other person, persons, corporation, or corporations (including, subject to approval of the Trustees of the Trust, one or more Advisers for the Funds) at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

    10. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Manager, Manager shall not be liable to the Trust or to any of the Funds or
                                      -4-


to any shareholder or to any other person or entity (collectively, a "person") for any act or omission in the course of or connected in any way with rendering services or otherwise performing under this Contract.

    11. (a) Subject to the conditions set forth below, the Trust agrees to indemnify and hold harmless the Manager and each person, if any, who controls the Manager within the meaning of Section 15 of the 1933 Act and Section 20 of the Securities Exchange Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make statements therein not misleading, unless such statement or omission was made in reliance upon and conformity with written information furnished to the Trust about the Manager by or on behalf of the Manager expressly for use in the Registration Statement or any Prospectus, or any amendment or supplement thereof.

    If any action is brought against the Manager or any controlling person thereof in respect of which indemnity may be sought against the Trust pursuant to the foregoing paragraph, the Manager shall promptly notify the Trust in writing of the institution of such action and the Trust shall assume the defense of such action, including the employment of counsel selected by the Trust and payment of expenses. The Manager or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Manager or such
                                      -5-


controlling person unless the employment of such counsel shall have been authorized in writing by the Trust in connection with the defense of such action or the Trust shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Trust and allocated to the Funds, as appropriate. Anything in this paragraph to the contrary notwithstanding, the Trust or any of the Funds shall not be liable for any settlement of any such claim or action effected without its written consent. The Trust agrees promptly to notify the Manager of the commencement of any litigation or proceedings against the Trust or any of its Funds or any of its officers or Trustees or controlling persons in connection with the issue and sale of shares or in connection with the Registration Statement or any Prospectus.

    (b) The Manager agrees to indemnify and hold harmless each of the Funds, the Trust, each of its Trustees, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, but only with respect to statements or omissions, if any, made in the Registration Statement or any Prospectus or any amendment or supplement thereof in reliance upon, and in conformity with, information furnished to the Trust with respect to the Manager by or on behalf of the Manager expressly for use in the Registration Statement or any Prospectus or any amendment or supplement thereof. In case any action shall be brought against the Trust or any of the Funds or any other person so indemnified based on the Registration Statement or any Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Manager, the Manager shall have the rights and duties given to the Trust, and the Trust and each other person so indemnified shall have the rights and duties given to the Adviser by the provisions of subsection (a) above.
                                      -6-



    (c) Nothing contained in this paragraph 11 shall be deemed to protect any person against liability to any of the Funds or the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Contract.

    12. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and (if required by the '40 Act) on behalf of a Fund by a majority of the outstanding voting securities of such Fund.

    13. The Manager acknowledges that all sales literature for investment companies (such as the Trust) are subject to strict regulatory oversight. The Manager agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust (or any Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Manager to produce sales literature for the Trust (or any Fund). The Trust agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Manager of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and

                                      -7-


to cause such sales literature to be distributed to prospective investors in the Trust.

    14. Manager is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and Manager shall not seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

    15. Manager shall not be deemed to be an agent of the Trust, and in the performance of its duties under this Contract the Manager shall be an independent contractor. In addition, no Adviser shall be deemed to be the agent of either the Manager or the Trust and, in the performance of its duties, each Adviser shall be an independent contractor.

    16. If any provision of this Contract shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby.

    17. This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania; provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.



                                      -8-


    18. This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract and shall inure exclusively to the benefit of the parties hereto.

    19. The parties hereto acknowledge that Manager has reserved the right to grant the non-exclusive use of the name "Starburst" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor or other business enterprise, and to withdraw from the Trust and one or more of the Funds the use of the name "Starburst." The name "Starburst" will continue to be used by the Trust and each Fund so long as such use is mutually agreeable to Manager and the Trust.








                                       EXHIBIT A
                                         to the
                             Investment Management Contract


                             THE STARBURST EQUITY FUND

     For all services rendered by Manager hereunder, the above-named Fund of the Trust shall pay to Manager and Manager agrees to accept as full compensation for

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all services rendered hereunder, an annual investment management fee equal to l.00% of the average daily net assets of the Fund.

     The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.00% applied to the daily net assets of the Fund.

     The Management fee so accrued shall be paid to Manager daily.

     Witness the due execution hereof this 1st day of December, 1993.


ATTEST:                            COMPASS BANK



/s/ Jerry W. Powell                     By: /s/ Fred Murphy
                       --------                             -----------
          Secretary                          Vice President


ATTEST:                            THE STARBURST FUNDS



/s/ J. W. McGonigle                By:  /s/ E. C. Gonzales
          Secretary                          Vice President